UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2017

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Financial Officer

On May 12, 2017, Allscripts Healthcare Solutions, Inc. (the “Company”) announced that Melinda D. Whittington would no longer be serving as Chief Financial Officer, principal financial officer or principal accounting officer of the Company, effective immediately. Ms. Whittington’s departure is not as a result of any dispute or disagreement over the Company’s accounting principles or practices, financial statement disclosures, ethics policy or otherwise. To assist in the orderly transition of the Chief Financial Officer position, Ms. Whittington will continue with the Company until June 5, 2017, at which time Ms. Whittington’s employment with the Company will terminate. In connection with her departure, the Company and Ms. Whittington entered into a Separation Agreement (the “Agreement”). Under the terms of the Agreement, and provided Ms. Whittington does not revoke her acceptance of the terms of the Agreement, consistent with the terms of Section 4.5.1 of her employment agreement dated January 29, 2016, which was previously filed by the Company as an exhibit to a Current Report on Form 8-K on February 2, 2016, Ms. Whittington will receive (i) severance equal to 1x the sum of base salary plus target cash incentive bonus opportunity, with such severance to be paid over a twelve-month period, (ii) one year of continued health benefits and (iii) partial accelerated vesting of equity awards.

Appointment of Interim Chief Financial Officer

On May 12, 2017, it was announced that Mr. Dennis M. Olis, 54, the Company’s Senior Vice President, Strategic Initiatives, was appointed as interim Chief Financial Officer, effective immediately, and will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Olis joined the Company in November 2012 and has served as Senior Vice President, Strategic Initiatives since November 2016. From November 2012 to November 2016, Mr. Olis served as Senior Vice President, Operations. Prior to joining, Mr. Olis was employed by Motorola, Inc. and Motorola Mobility LLC, a provider of mobile communication devices and video and data delivery solutions, for over 28 years. His most recent role at Motorola was Corporate Vice President, Mobile Device Operations. From 2007 until 2009, he was Corporate Vice President of Finance, Research & Development, Portfolio Management, and Planning at Motorola.

Mr. Olis earned a bachelor’s degree in finance from Marquette University and a master’s degree in business administration from DePaul University.

There are no family relationships between Mr. Olis and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with appointment of Mr. Olis as interim Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company approved an equity award consisting of $500,000 in performance stock units (“PSUs”), the vesting of which is subject to both continued service and the Company’s relative total shareholder return, measured over a single three-year performance period. The other terms of Mr. Olis’s employment remain unchanged.

Item 7.01.	Regulation FD Disclosure.

On May 12, 2017, the Company issued a press release announcing Mr. Olis’s promotion to interim Chief Financial Officer of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated May 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 12, 2017
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated May 12, 2017

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